Exhibit 10.4

JAVO BEVERAGE COMPANY, INC.
FORM OF SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of the effective date set forth on the signature page, by and among Javo Beverage Company, a Delaware corporation (the “Company”), and each of the parties listed on Schedule I attached hereto (the parties listed on Schedule I being referred to individually as an “Investor” and collectively as the “Investors”).

RECITALS

WHEREAS, the Company in connection with the Company’s confidential private placement memorandum dated December 9, 2008, (the “Offering”) has authorized the issuance and sale to the Investors, in accordance with the terms hereof, of units (“Units”), with each Unit consisting of (i) a promissory note in the principal amount of $100,000, to be issued in substantially the form set forth as Exhibit A hereto (each a “Note” and collectively, the “Notes”), and (ii) 500,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, the Company desires to issue and sell, and the Investors desire to purchase, the Units on the terms and subject to the conditions set forth herein;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.1           Sale and Issuance of Units.  Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the closing (the “Closing”), and the Company agrees to issue and sell to each Investor at the Closing, that number of Units set forth on Schedule I, at a purchase price of $100,000 per full Unit (the “Purchase Price”).  The Company may sell partial Units.

1.2           Closing Date.  The purchase and sale of the Units to the Investors shall take place at the offices of the Company at 1311 Specialty Drive, Vista, California at 10:00 a.m. (local time), on the fifth business day following the date of this Agreement (the “Closing Date”), or at such other time and place as the Company and the Investors mutually agree upon, orally or in writing.  The Closing need not occur at the same time with respect to all Investors participating in the Offering of the Units by the Company and references in this Agreement to the Closing Date shall refer to the date of Closing for each particular Investor, as determined pursuant to this Section 1.2.

1.3           Payment; Delivery.  On or about the Closing Date, the Company shall deliver to each Investor a Note and a certificate or certificates representing that number of Shares being purchased by such Investor at the Closing, against payment of the Purchase Price by check payable to the Company or wire transfer of immediately available funds.  The Company shall send such Note and certificate or certificates to such Investor at the address furnished to the Company for that purpose.

2.           Representations, Warranties, and Covenants of the Investors.  Each Investor, severally and not jointly, hereby represents, warrants, covenants with respect to its purchase of Units at the Closing that:

2.1           Validity; Enforcement.  Such Investor has full power and authority and has taken all required action necessary to permit it to execute and deliver and to carry out the terms of this Agreement, the Note and all other documents or instruments required hereby and thereby, and each Agreement and Note, assuming due execution and delivery thereof by the Company, constitutes a valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.2           Purchase Entirely for Own Account.  This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Note and Shares to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Note or any of the Shares.

2.3           Residency.  Such Investor, if a natural person, is a resident of that state or country specified in its address on Schedule I attached hereto.

2.4           Disclosure of Information.  Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Units.  Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering of the Units and the business, properties, prospects and financial condition of the Company and to obtain any additional information of the same kind that is specified in Rule 502 of Regulation D of the Securities Act, or that is necessary to verify the accuracy of the other information obtained. The Investor acknowledges that it has received such information as it deems necessary to enable it to make its investment decision.

2.5           No Governmental Review.  Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Units or the fairness or suitability of the investment in the Units nor have such authorities passed upon or endorsed the merits of the offering of the Units.

2.6           Legal, Tax or Investment Advice.  Such Investor understands that nothing in this Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice.  Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

2.7           Investment Experience.  Such Investor acknowledges that it currently has, and had immediately prior to its receipt of the offer of sale from the Company, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment and further acknowledges that it is able to bear the economic risk of this investment.

2.8           Accredited Investor.  Such Investor is an “accredited investor” as defined by the rules and regulations of the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The “accredited investor” standards are attached hereto as Annex A.

2.9           Restricted Securities.  Such Investor understands that the Notes and the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.  Such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

2.10         Legends.  It is understood that the Notes and the certificates evidencing the Shares may bear one or all of the following legends:

(a)             “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

“THE INDEBTEDNESS EVIDENCED BY THIS SENIOR SUBORDINATED NOTE IS SUBORDINATED TO THE PRIOR PAYMENT AND SATISFACTION OF ALL SENIOR DEBT, EXISTING PROMISSORY NOTES AND CERTAIN OTHER PERMITTED INDEBTEDNESS AS DESCRIBED MORE FULLY IN THE SECURITIES PURCHASE AGREEMENT DATED [DECEMBER __, 2008,] AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME TO THE EXTENT, AND IN THE MANNER PROVIDED THEREIN.”

  (b)             Any legend required by the securities laws of the State of California or by any other securities laws of other states in which the Company and Investor must comply in order to distribute the Units pursuant to this Agreement.

2.11           Exculpation Among Investors.  Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Units.

2.12           Senior Subordinated Notes Subordinate to Senior Indebtedness.  The holder of the Senior Subordinated Note, by its acceptance of a Senior Subordinated Note, covenants and agrees (i) that the obligations represented by the Senior Subordinated Notes and the payment of the principal of and interest on the Senior Subordinated Notes are hereby expressly made subordinate and subject to Existing Promissory Notes, capital leases, Senior Debt and other customary permitted indebtedness and (ii) to the extent required by any such senior lender, shall enter into an intercreditor or subordination agreement on such terms and conditions that would be reasonably acceptable to a senior subordinated lender.

Senior Debt means (i) an unsecured credit facility or a series of related credit facilities or other unsecured financing entered into following the issuance of the Senior Subordinated Notes in the minimum original principal amount (including commitments to lend, whether or not funded) of $500,000 or more that by its terms is senior in payment to the Senior Subordinated Notes and (ii) a secured credit facility or a series of related secured credit facilities entered into prior to or following the issuance of the Senior Subordinated Notes that by its terms is senior in payment to the Senior Subordinated Notes and that, in each case, is incurred in connection with any (a) capital expenditures and related expenses, including without limitation those relating to the purchase and installation of beverage dispensing equipment or plant infrastructure, (b) refinancing of indebtedness, (c) revolving line of credit or (d) strategic acquisition or transaction approved by the Company’s board of directors.

Existing Promissory Notes means those certain five-year promissory notes that were entered into by the Company from 2002 to 2005 pursuant to private placement offerings and that have currently outstanding principal that does not exceed $400,000 in the aggregate.

3.           Further Limitations on Disposition.  Without in any way limiting the representations set forth in Section 2 above, each Investor further agrees not to make any disposition of all or any portion of the Notes or the Shares unless and until the transferee has agreed in writing for the benefit of the Company and the other Investors to be bound by this Agreement and the terms of the Notes and the Shares to be transferred to such transferee and:

(a)           There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)           Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such securities under the Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 or Rule 144A, except in unusual circumstances.  In the event that any transfer agent or similar third party shall require an opinion of counsel in connection with a transfer made pursuant to Rule 144 or Rule 144A, the Company’s counsel will issue such opinion, at the Company’s expense; provided that the Investor making such transfer shall provide any and all documentation and/or back-up certificates reasonably necessary for such counsel to issue such opinion.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer for no new consideration by any Investor to an affiliate of such Investor (including entities controlled by such affiliates and employees, advisors and/or respective family members of such affiliates), to a parent or a subsidiary corporation, or, in the case of an Investor that is a partnership, to a partner of the partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or spouse, if the transferee agrees in writing to be subject to the terms hereof and if the Note or the Shares are so transferred to the same extent as if he were an original Investor hereunder and the original holder thereof.

Unless and until the Notes have been repaid in full and subject to applicable securities laws, the Investors agree to not engage in short sales of the Company’s Common Stock.

4.           Representations and Warranties of the Company.  The Company hereby represents and warrants to each Investor that:

4.1           Organization, Good Standing and Qualification.  The Company is duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934 (the “Exchange Act”), since January 1, 2008 through the date hereof, including, without limitation, its most recent Annual Report on Form 10-K (as amended) and subsequent quarterly reports on Form 10-Q, each as filed with the SEC (the “Exchange Act Documents”).  The Company is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, or business (such business being as described in the Exchange Act Documents), properties or operations of the Company and its subsidiaries, considered as one enterprise, or impair the Company’s ability to perform on a timely basis its obligations under this Agreement (any of the foregoing, a “Material Adverse Effect”).  No proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

4.2           Due Authorization and Valid Issuance.  The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Notes, and this Agreement and the Notes have been duly authorized and validly executed and delivered by the Company and, assuming due execution and delivery hereof by the Investors, shall constitute the legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.  The Notes and the Shares being purchased by the Investors hereunder will, upon issuance and payment therefore pursuant to the terms hereof, be duly authorized, validly issued, fully-paid and nonassessable.

4.3           Non-Contravention.  The execution and delivery of this Agreement and the Notes, the sale of the Units, the fulfillment of the terms of this Agreement and the Notes, and the consummation of the transactions contemplated hereby will not conflict with or constitute a violation of (i) the charter, by-laws or other organizational documents of the Company or (ii) assuming the correctness of the representations and warranties of the Investors set forth herein, any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or its properties, except in the case of clause (ii) for any such conflicts, violations or defaults which do not have or would be reasonably likely to result in a Material Adverse Effect.

5.           Miscellaneous.

5.1           Survival of Warranties.  The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement, the Notes or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

5.2           Successors and Assigns.  The terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto.  This Agreement shall not run to the benefit of or be enforceable by any person other than a party to this Agreement and its successors and assigns.

5.3           Governing Law; Jurisdiction; Jury Trial.  This Agreement shall be governed by and construed under the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding arising under or relating to this Agreement (a “Proceeding”) by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding.  If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City and County of San Diego (the “Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Court, or that such Proceeding has been commenced in an improper or inconvenient forum.

5.4           Counterparts.  This Agreement may be executed in two or more counterparts (facsimile or otherwise), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.5           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6           Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the party at the address set forth on the Schedule attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 5.6).

5.7           Amendments and Waivers.

5.8          This Agreement and the Notes issued pursuant to this Agreement may be amended and any provision hereof or thereof may be waived as to all Investors in the Offering only with the written consent of the Company and the holders of a majority of the aggregate outstanding principal amount of the Notes then outstanding and if no principal is then outstanding under the Notes, a majority of the Shares issued pursuant to the Offering (a “Majority Interest”).  The Investors hereby expressly agree that, only with the written consent of the holders of a Majority Interest may any Investor proceed to protect and enforce such Investor’s rights under the Notes, by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant, provision or condition contained therein, or in aid of the exercise of any power granted thereunder.

5.9           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.10          Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

5.11          Obligations of Investors Several and Not Joint.  The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Agreement.  Nothing contained herein, and no action taken by any Investor hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby; provided that such obligations or the transactions contemplated hereby may be modified, amended or waived in accordance with Section 5.7 of this Agreement.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement (provided, that such rights may be modified, amended or waived in accordance with Section 5.7), and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below. This Agreement shall be effective upon the countersignature and acceptance by the Company.

JAVO BEVERAGE COMPANY, INC.

By:
Cody C. Ashwell
Chairman and Chief Executive Officer

Date:

Address:	1311 Specialty Drive
Vista, CA 92081

INVESTOR:

By:
Name:
Title:
Date:

CO-INVESTOR:

By:
Name:
Title:
Date:

[Signature Page to Unit Purchase Agreement]

SCHEDULE I

INVESTOR SCHEDULE

Contact Name

SSN or Tax ID

Address
(no P.O. Boxes please)

Contact Numbers		(office/home)
(mobile)
(fax)
(email)

Number of Units Purchased	($100,000 per unit)

Please enter the name as you would like it to appear on your stock certificate and note.

EXHIBIT A

FORM OF PROMISSORY NOTE

THIS SENIOR SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THIS MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE INDEBTEDNESS EVIDENCED BY THIS SENIOR SUBORDINATED NOTE IS SUBORDINATED TO THE PRIOR PAYMENT AND SATISFACTION OF ALL SENIOR DEBT, EXISTING PROMISSORY NOTES AND CERTAIN OTHER PERMITTED INDEBTEDNESS AS DESCRIBED MORE FULLY IN THE SECURITIES PURCHASE AGREEMENT DATED [DECEMBER __, 2008,] AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME TO THE EXTENT, AND IN THE MANNER PROVIDED THEREIN.

JAVO BEVERAGE COMPANY, INC.
_______________

SENIOR SUBORDINATED 10% NOTE

[$__________]	[_________ ___, ______] (the “Date of Issuance”)

FOR VALUE RECEIVED, Javo Beverage Company, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [NAME OF INVESTOR] (the “Investor”) at such place as such holder hereof shall designate, the principal amount of [AMOUNT OF NOTE] [($AMOUNT)] (the “Principal Amount”), together with simple interest on the principal balance from time to time outstanding, at the rate of ten percent (10%) per annum, commencing on the date hereof.  All accrued interest hereunder shall be payable in arrears on the first day of the succeeding calendar quarter with the first such payment due on April 1, 2009, and, together with all other accrued and unpaid interest, on the date the final principal installment under this Senior Subordinated Note becomes due and payable in full (whether by acceleration or otherwise).  Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.  Except as otherwise provided herein, the entire outstanding principal balance of this Note, and all interest accrued thereon, shall be paid in full on January 1, 2017, (the “Maturity Date”). Principal shall be payable in nineteen (19) consecutive quarterly installments of [AMOUNT OF EACH INSTALLMENT][$INSTALLAMOUNT] beginning on April 1, 2012, and continuing thereafter on the first day of each calendar quarter, together with a twentieth (20th) payment on the Maturity Date, in an amount equal to all sums remaining unpaid under this Note.  Whenever any amount expressed to be due by the terms of this Note is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.  For purposes of this Note, “Business Day” shall mean any day on which commercial banks in California are required to be open for business.

Payments of principal and interest will be made by check or wire transfer in immediately available United States funds sent to the holder at the address furnished to the Company for that purpose.

This Senior Subordinated Note is one of a series of Senior Subordinated Notes of like tenor that are being issued by the Company in accordance with the Company’s confidential private placement memorandum dated December 9, 2008, (each a “Senior Subordinated Note” and together, the “Senior Subordinated Notes”) each pursuant to the terms and conditions of the related securities purchase agreement (the “SPA” and together with this Senior Subordinated Note, the “Note Documents”).  This Senior Subordinated Note will be registered on the books of the Company or its agent as to principal and interest.  Any transfer of this Senior Subordinated Note will be effected only by surrender of this Senior Subordinated Note to the Company and reissuance of a new note to the transferee in accordance with the terms herein.  For purposes hereof, “Majority Note Holders” means the holders of a majority in interest of the principal of the Senior Subordinated Notes then outstanding.

1.	Prepayment. This Senior Subordinated Note may be prepaid in whole or in part at any time prior to the Maturity Date without penalty or premium.

2.
Transfer and Exchange.  The holder of this Senior Subordinated Note may, prior to maturity thereof, surrender such Senior Subordinated Note at the principal office of the Company for transfer or exchange.  Within a reasonable time after notice to the Company from such holder of its intention to make such exchange and without expense to such holder, except for any transfer or similar tax which may be imposed on the transfer or exchange, the Company shall issue in exchange therefor another note or notes (each, a “Transferee Note”) for the same aggregate principal amount as the unpaid principal amount of the Senior Subordinated Note so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Senior Subordinated Note so surrendered.  Each Transferee Note shall be made payable to such person or persons, or transferees, as the holder of such surrendered Senior Subordinated Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.  The Company may elect not to permit a transfer of the Senior Subordinated Note if it has not obtained satisfactory assurance that such transfer: (a) is exempt from the registration requirements of, or covered by an effective registration statement under, the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, and (b) is in compliance with all applicable state securities laws, including without limitation receipt of an opinion of counsel for the Investor (or other holder, as the case may be), which opinion shall be satisfactory to the Company.

3.
New Note.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Senior Subordinated Note, the Company will issue a new Senior Subordinated Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Senior Subordinated Note; provided that the Investor (or other holder, as the case may be) agrees to indemnify and hold harmless the Company in respect of any such lost, stolen, destroyed or mutilated Senior Subordinated Note.

4.
Right or Remedy.  A forbearance of any right or remedy under this Senior Subordinated Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

5.
Senior Subordinated Notes Subordinate to Senior Indebtedness.  The obligations represented by this Senior Subordinated Notes and the payment of the principal of and interest on the Senior Subordinated Notes are hereby expressly made subordinate and subject to Existing Promissory Notes, capital leases, Senior Debt and other customary permitted indebtedness; provided that regularly scheduled payments of principal and interest hereunder shall be permitted absent a default under any such senior obligation.

Senior Debt means (i) an unsecured credit facility or a series of related credit facilities or other unsecured financing entered into following the issuance of the Senior Subordinated Notes in the minimum original principal amount (including commitments to lend, whether or not funded) of $500,000 or more that by its terms is senior in payment to the Senior Subordinated Notes and (ii) a secured credit facility or a series of related secured credit facilities entered into prior to or following the issuance of the Senior Subordinated Notes that by its terms is senior in payment to the Senior Subordinated Notes and that, in each case, is incurred in connection with any (a) capital expenditures and related expenses, including without limitation those relating to the purchase and installation of beverage dispensing equipment or plant infrastructure, (b) refinancing of indebtedness, (c) revolving line of credit or (d) strategic acquisition or transaction approved by the Company’s board of directors.

Existing Promissory Notes means those certain five-year promissory notes that were entered into by the Company from 2002 to 2005 pursuant to private placement offerings and that have currently outstanding principal that does not exceed $400,000 in the aggregate.

6.
Notice.  Any notice required or permitted under this Senior Subordinated Note shall be in writing (including email or telecopy communications) and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth Business Day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid or when delivered via confirmed email or telecopy, and addressed as follows:

if to the Company, at

Javo Beverage Company, Inc.
Attn: William Marshall
1311 Specialty Drive
Vista, CA 92081
Fax: (760) 597-9793

if to the holder, at the most recent address provided to the Company by the holder for such purpose; or, in each case, to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

7.
Highest Lawful Rate.  Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Senior Subordinated Note, together with all fees, charges and other payments or rights which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate (as defined below), the Company shall not be obligated to pay, and the Investor shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate.  “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Investor in connection with this Senior Subordinated Note under applicable law.  In accordance with this Section 7, any amounts received in excess of the Highest Lawful Rate shall be applied towards the prepayment of principal then outstanding.

8.
Entire Agreement; Waiver; Amendment.  The Note Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.  The Company’s sales of the Senior Subordinated Notes to each of the Investors are separate sales.  Nonetheless, the Senior Subordinated Notes may be amended and the observance of any term of the Senior Subordinated Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Majority Note Holders.  Any waiver or amendment effected in accordance with this Section 8 shall be binding upon any holder of any Senior Subordinated Note.

9.
Successors and Assigns.  This Senior Subordinated Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided that an attempted transfer of this Senior Subordinated Note by any holder not in compliance with Section 2 herein shall be null and void.

10.	Governing Law. This Senior Subordinated Note shall be governed by and construed in accordance with the internal laws of the State of California.

11.
Severability.  In the event any one or more of the provisions of this Senior Subordinated Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Senior Subordinated Note operate or would prospectively operate to invalidate this Senior Subordinated Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Senior Subordinated Note and the remaining provisions of this Senior Subordinated Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed by its duly authorized officers as of the date first above written.

JAVO BEVERAGE COMPANY, INC.

By:
Name:
Title:

ANNEX A

DEFINITION OF “ACCREDITED INVESTOR”

Rule 501.                      Definitions and Terms Used in Regulation D.

(a)           Accredited Investor.  “Accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1)
Any bank as defined in section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3)
Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

(6)
Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)
Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

(8)	Any entity in which all of the equity owners are accredited investors.

Annex A-1